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                                                              Exhibit 10.32

                      U.S. FRANCHISE SYSTEMS, INC.

                   AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment No. 1 (the "Amendment") to the Employment Agreement (the "Employment Agreement") dated as of October 1, 1995 by and between U.S. Franchise Systems, Inc., a Delaware corporation, having its principal place of business in Atlanta, Georgia (the "Company") and Michael A. Leven, an individual resident of the State of Georgia ("Employee"), is made as of January 15, 1997 and shall become effective upon such date.

     The Company desires to continue to employ the Employee and the Employee desires to continue to be employed by the Company, on the terms and conditions set forth in the original Employment Agreement on the terms and conditions set forth in the original Employment Agreement, as modified by the terms and conditions of this Amendment.

     WHEREAS the Board of Directors of the Company resolved on January 15, 1997 to amend this Agreement by eliminating the last section of Section 4(g) to reflect the fact that the performance bonus should no longer be payable on a proportionate basis based on a 100% of the initial franchise fee or similar fee of $30,000.00.

     Accordingly, both parties, in consideration of the mutual and exchanged promises in the agreements contained herein and of the wages paid and services rendered hereunder, hereby agrees as follows:

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     1.   AMENDMENT TO SECTION 4(g). Effective hereby, the last sentence of
Section 4(g) shall be deleted in its entirety and this shall be substituted in lieu thereof:

     For the purposes of this Section 4(g), such performance bonus of $1,000 or $2,000 per executed franchise agreement shall be computed on a basis consistent with, and payable at the same time or times as, bonuses that are paid to members of the sales force of the Company or any company within the Group with respect to the execution of new franchise agreements.

     2. OTHER PROVISIONS UNCHANGED. Except as specifically amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect. To the extent that such Employment Agreement includes such terms as "herein", "hereto", "in the Agreement" and the like, such terms shall be interpreted to refer to the Employment Agreement as modified by this Amendment.

     3. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on date first above written.


                                  U.S. Franchise Systems, Inc.


                                  /s/ Stephen D. Aronson
                                  -------------------------------------
                                  By: Stephen D. Aronson
                                  Title: Vice President- General Counsel



                                   /s/ Michael A. Leven
                                   ------------------------------------
                                   Michael A. Leven